UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on May 15, 2013. The shareholders of the Company voted as follows on the matters set forth below.

1.	Election of Directors. The two nominees for director were elected to serve three-year terms to expire at the annual meeting of shareholders in 2016, based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
George A. Schaefer, Jr.	233,525,411	4,779,457	897,001	15,924,640
Joseph R. Swedish	232,553,462	6,129,702	518,705	15,924,640

2.	Ratification of the Appointment of Ernst & Young LLP. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013 was ratified based upon the following vote:

For	Against	Abstain
253,159,095	1,307,101	660,313

3.	Advisory approval of the Company’s executive compensation. The shareholders approved the advisory vote on the compensation of the Company’s Named Executive Officers based upon the following vote:

For	Against	Abstain	Broker Non- Votes
228,496,630	9,899,600	805,154	15,925,125

4.	Shareholder proposal requesting semi-annual reporting on political contributions and expenditures. The shareholder proposal was not approved based on the following vote:

For	Against	Abstain	Broker Non- Votes
23,404,214	150,957,281	64,839,889	15,925,125

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2013

WELLPOINT, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary